EXHIBIT 99.1

November 2025 Director Election Report

November 19, 2025

Dear Stockholder:

We are pleased to announce as follows:

First, Mr. David Hanrahan, President & CEO, Century Savings Bank, Vineland, New Jersey was elected by the FHLBNY’s eligible New Jersey members to serve as a Member Director on the FHLBNY’s Board of Directors representing FHLBNY members in New Jersey for a four-year term commencing January 1, 2026 and ending December 31, 2029.

With regard to the election to fill this open New Jersey Member Director seat, 85 New Jersey members were eligible to vote.  Of this number, 40 members voted, representing 47.06% of total eligible voting participants.  The total number of eligible votes that could be cast for this Member Director seat was 2,909,175.  Mr. Hanrahan received 1,473,004 votes.

In addition, also on the New Jersey Member Director ballot was incumbent FHLBNY director, Mr. Gerald Reeves, Director, Sturdy Savings Bank, Cape May Court House, New Jersey. He received 301,484 votes.

Next, Mr. José R. Fernández, Chairman, President & CEO, Oriental Bank, San Juan, Puerto Rico was re-elected by the FHLBNY’s eligible Puerto Rico and U.S. Virgin Islands members (“Puerto Rico/USVI members”) to serve as a Member Director on the FHLBNY’s Board of Directors representing FHLBNY members in Puerto Rico and the U.S. Virgin Islands for a four-year term commencing January 1, 2026 and ending  December 31, 2029.

In connection with the election to fill this open Member Director seat, 20 Puerto Rico/USVI members were eligible to vote.  Of this number, 9 members voted, representing 45.00% of total eligible voting participants.  The total number of eligible votes that could be cast for this Member Director seat was 206,963.  Mr. Fernández received 151,350 votes.

Additionally, Mr. Raymond Fournier, President & CEO, Guardian Insurance Company Inc., St. Thomas, USVI, was also on the Puerto Rico and U.S. Virgin Islands Member Director ballot. He received 48,742 votes.

Of note, as we previously communicated to members this summer, there was no Member Director election this year for FHLBNY’s New York members.

Next, eligible members from throughout the FHLBNY’s membership district (New Jersey, New York, Puerto Rico and the U.S. Virgin Islands) re-elected Ms. Josie J. Thomas, Retired Executive, ViacomCBS, New York, New York, to serve as an Independent Director on the Board for a term of four years commencing January 1, 2026 and ending December 31, 2029.

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In connection with the election to fill this open Independent Director seat, 332 FHLBNY members were eligible to vote.  Of this number, 109  members voted, representing 32.83% of total eligible voting participants.  The total number of eligible votes that could be cast for this Independent Director seat was 14,100,028.  To be elected as an Independent Director, Ms. Thomas needed to receive at least 20 percent of the total number of eligible votes (i.e., 2,820,006 votes). This threshold was passed by Ms. Thomas as she received 6,104,068 votes, representing 43.29% of the total number of eligible votes.

Biographical information provided by all of the Directors elected in 2025 to serve on the Board with terms commencing on January 1, 2026 is included below for your information.

Thank you for participating in this year’s director election process, which was our seventh electronic election.  Your contribution helps ensure strong representation on our Board of Directors for the mutual benefit of the FHLBNY and all the stockholders the FHLBNY serves.

Sincerely,

/s/

Randolph C. Snook

President and Chief Executive Officer

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BIOGRAPHICAL INFORMATION REGARDING FEDERAL HOME LOAN BANK OF NEW YORK DIRECTORS WHOSE TERMS WILL COMMENCE ON

JANUARY 1, 2026

José R. Fernández is President, Chief Executive Officer and Chairman of the Board of Directors of OFG Bancorp (OFG) and its primary subsidiary, FHLBNY member, Oriental Bank (Oriental).  He also is Chairman of the Board of Directors of OFG’s other major subsidiaries – Oriental Financial Services and Oriental Insurance.  From 1991, when he joined Oriental, until 2004, when he was named President and CEO, Mr. Fernández managed all of the company’s core businesses. (He became OFG’s Vice Chairman in 2008 and Chairman in 2024.)  Since leading OFG, Mr. Fernández has significantly expanded Oriental’s stature and capabilities through organic growth and three major acquisitions: Puerto Rico’s Eurobank in 2010, BBVA’s Puerto Rico operations in 2013, and Scotiabank’s Puerto Rico and US Virgin Islands operations in 2019.  Starting as the 9th largest bank in 2004, Oriental has become the challenger institution among the three remaining Puerto Rico banking institutions, with No. 2 and 3 market shares in retail and commercial banking, and wealth management, respectively.  In so doing, Oriental has led the local banking and financial services industry with the introduction of innovative customer-facing digital technology, providing unparalleled levels of convenience and value-added service.  Mr. Fernández also devotes considerable time and effort to organizations focused on the economic, environmental and educational development of Puerto Rico. From 2015-2018, he was Chairman of the Board of Trustees of Universidad del Sagrado Corazón, one of the oldest Catholic educational institutions in Puerto Rico. From 2011-2016, Mr. Fernández served as a member of the Federal Reserve Bank of New York’s Community Depository Institutions Advisory Council.  From 2013-2015, he was President of the Puerto Rico Bankers Association. Since 2008, Mr. Fernández has been a member of the Business Advisory Board of the University of Notre Dame’s Mendoza School of Business, and a Member of the Advisory Board of Puerto Rico Conservation Trust. In October 2020, Mr. Fernández was named a NACD Board Leadership Fellow.  In November 2023, Mr. Fernandez was recognized by the American Banker magazine as the “Community Banker of the Year”. Mr. Fernández holds a Bachelor of Science degree from the University of Notre Dame in South Bend, Indiana and a Master of Business Administration from the University of Michigan in Ann Arbor, Michigan. Mr. Fernández has served on the Board of Directors of the Federal Home Loan Bank of New York since 2024.

David Hanrahan is President and CEO of FHLBNY member Century Savings Bank, a mutual institution headquartered in Vineland, New Jersey.  He has been a community banker in South Jersey for more than 35 years.  Prior to joining Century in 2020, Mr. Hanrahan was the founding President and CEO of Capital Bank of New Jersey from its 2006 beginning as a de novo in organization to its sale to OceanFirst Bank in 2019.  Prior to Capital, he spent 16 years at The Bank of Gloucester County, now part of Fulton Financial Corporation.  Mr. Hanrahan is Vice-Chairman of the ABA Foundation Board, and he serves on the Boards of Directors of two New Jersey Bankers Association-affiliated organizations, Bankers Cooperative Group, Inc. and NJBankers Business Services. He is also a member of the Federal Reserve Bank of Philadelphia’s CDIAC.  In the past he has served as a member of the FDIC’s Advisory Committee on Community Banking, the FDIC’s Subcommittee on Supervision Modernization, the Board of Atlantic Community Bankers Bank, the Rutgers University School of Business - Camden Dean’s Leadership Council, and the ABA Community Bankers Council.  Mr. Hanrahan is past Board President of the Cumberland County Habitat for Humanity and past Chairman of the ABA Community and Economic Development Committee. He’s a member of the Vineland Rotary Club, of The CEO Group and of Tenth Presbyterian Church in Philadelphia.  Mr. Hanrahan holds a B.S. in Accounting from Rutgers University School of Business - Camden. He is also a graduate of the American Bankers Association’s (ABA’s) Stonier Graduate School of Banking.  Mr. Hanrahan has been a speaker at numerous professional events, including those hosted by the FDIC, the Federal Reserve Bank of St. Louis, the Conference of State Bank Supervisors, Rutgers University, and Habitat for Humanity International.

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Josie J. Thomas was an Executive Vice President at CBS Corporation (later CBS) beginning in 2014 through February 2020 and served on CBS’s senior leadership team for more than 20 years. She was also an advisor to senior management at ViacomCBS Inc. prior to her retirement in August 2020. Among other functions, Ms. Thomas managed budgets across functions and worked closely with business units with a focus on efficiencies across the enterprise. Previously, Ms. Thomas served as head of Business Affairs for CBS News where, as an attorney, she was the principal negotiator of content expansion and talent contracts. Ms. Thomas also transformed the CBS News archives into a profit center. Additionally, Ms. Thomas has served on the Board of Directors of the Federal Home Loan Bank of New York (FHLBNY) as an Independent Director since 2022. Ms. Thomas is a graduate of Harvard University with honors and received a J.D. degree from the University of California, Berkeley, School of Law. Ms. Thomas has been a member of the New York State Bar since 1984 and began her legal career specializing in litigation and intellectual property law before joining CBS as Broadcast Counsel in 1986. Her leadership at nonprofit organizations is wide ranging and included positions as Treasurer and National Board Executive Committee member of the Alliance for Women in Media, with audit, risk assessment and governance responsibilities, where she served on its Foundation board ending in 2024. She was Chair of the Grants, Education and Policy Committee of Komen NYC Race for the Cure and Chair of the NAACP Spingarn Award committee in 2010 and again in 2018. She was also Board Chair of the Institute for Advanced Journalism Studies at North Carolina A&T, and served on the Board of Visitors of Howard University’s School of Communications from 2005 to 2022. Ms. Thomas has received numerous awards and honors, including the Congressionally recognized Ellis Island Medal of Honor, and was recognized by the Financial Times in 2021. Ms. Thomas’ legal,  regulatory and organizational management experience supports her qualifications to continue serving on FHLBNY’s Board as an Independent Director.

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